UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2025

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of B. Andrew Rose as a Director of the Company

On December 1, 2025, the Board of Directors of Trex Company, Inc. (Company) appointed B. Andrew Rose as a director, effective December 3, 2025. Mr. Rose will serve on the Audit Committee and the Compensation Committee of the Board. Following his appointment, the Board is comprised of ten directors, nine of whom are independent. Mr. Rose was appointed to the class of directors whose term of office expires at the annual meeting of stockholders in 2026, and Mr. Rose will be included among the nominees being submitted for election at such annual meeting. Mr. Rose will receive compensation for service on the Board of Directors and any committees thereof pursuant to the Company’s Amended and Restated 1999 Incentive Plan for Outside Directors (Incentive Plan for Outside Directors). The Incentive Plan for Outside Directors was amended and restated as of July 26, 2023 and filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2023.

There are no arrangements or understandings between Mr. Rose and any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Rose has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Rose is an accomplished executive with over 30 years of business leadership experience. Mr. Rose was President and Chief Executive Officer of Worthington Enterprises, a designer, manufacturer and acquirer of market-leading brands in the consumer and building products sectors from December 2023 to October 2024. Previously, from September 2020 until November 2023, Mr. Rose served as President and Chief Executive Officer of Worthington Industries, where he led its successful separation into two public companies: Worthington Enterprises and Worthington Steel. Having joined Worthington Industries in December 2008 as Vice President and Chief Financial Officer, he played a central role in shaping the company’s financial strategy and capital allocation, and took on expanded leadership roles in company operations and corporate strategy before being named President and CEO in 2020. Earlier in his career, Mr. Rose held partner and principal positions at several financial services firms. He currently serves on the boards of two public companies, Sterling Infrastructure, a provider of e-infrastructure, building, and transportation solutions and Greif, Inc., a global industrial packaging company. Mr. Rose received his B.S. in Business Administration from the University of North Carolina and his M.B.A. from Duke University.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated December 3, 2025, announcing the appointment of B. Andrew Rose as a director of the Company.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	December 3, 2025	By:	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer